(LOGO)

                       AMERICAN REAL ESTATE PARTNERS, L.P.

      NUMBER                                  _______ Preferred Units


5% Cumulative Pay-in-Kind Redeemable
Preferred Units representing                       CUSIP 029169 20 8
limited partner interests

                                 SEE REVERSE FOR CERTAIN DEFINITIONS

   American Property Investors, Inc., as the General Partner of American Real Estate Partners, L.P. (the "Partnership"), a Delaware limited partnership, hereby certifies that __________ fully-paid and non-assessable 5% Cumulative Pay-in-Kind Redeemable Preferred Units representing limited partner interests in the Partnership (the "Preferred Units") have been issued to _________________________ (the "Holder"). The rights, preferences and limitations of the Preferred Units are set forth in the Amended and Restated Agreement of Limited Partnership, as amended (the "Partnership Agreement"), under which the Partnership was formed and is existing, copies of which are on file at the General Partner's principal office at 90 South Bedford Road, Mt. Kisco, New York 10549. Neither this Certificate nor the Preferred Units evidenced hereby are transferable, except in accordance with the terms of the Partnership Agreement.

   The Holder, by accepting this Certificate, is deemed to have agreed to become a limited partner of the Partnership and to comply with and be bound by all terms and conditions of the Partnership
Agreement.

   This Certificate is not valid unless countersigned and registered by the Registrar and Transfer Agent.

   Witness the facsimile signatures of the duly authorized officers of the General Partner.

Dated:

Countersigned and Registered:           American Property Investors, Inc.
 Registrar and Transfer Company         General Partner of American Real
                                          Estate Partners, L.P.


                                        By:______________________________
                                            Authorized Officer


                                        Registrar and
                                         Transfer Agent

                              Authorized Officer


                                           Secretary



                 FURTHER CONDITIONS AND AGREEMENTS FORMING PART
                  OF THIS CERTIFICATE APPEAR ON THE REVERSE SIDE

                     [Form of Reverse Side of Certificate]
                       AMERICAN REAL ESTATE PARTNERS, L.P.

      AMERICAN REAL ESTATE PARTNERS, L.P. WILL FURNISH WITHOUT CHARGE TO EACH HOLDER OF PREFERRED UNITS WHO SO REQUESTS A STATEMENT OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF UNITS OF THE PARTNERSHIP AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS, ANY SUCH REQUEST IS TO BE ADDRESSED TO THE SECRETARY OF AMERICAN REAL ESTATE PARTNERS, L.P. OR TO THE TRANSFER AGENT.

Explanation of Abbreviations

The following abbreviations when used in the form of ownership on the fact of this certificate shall be construed as though they were written out in full according to applicable laws or regulations. Abbreviations in addition to those appearing below may be used.


Phrase Abbreviation Equivalent            Phrase Abbreviation Equivalent
JT TEN      As joint tenant,        TEN BY ENT               As tenants by the entireties
            with right of
            survivorship and
            not as tenants in
            common

TEN IN COM  As tenants in           UNIF GIFT MIN ACT        Uniform Gifts to Minor Act
            common

Word              Word              Word               Word           Word           Word
Abbreviation      Equivalent        Abbreviation       Equivalent     Abbreviation   Equivalent

ADM               Administrator(s)  EST                Estate, Of        PAR         Paragraph
                                                       Estate of

                  Administratrix    EX                 Executor(s),      PL          Public Law
                                                       Executrix

AGMT              Agreement         FBO                For the benefit   TR          (As)
                                                       of                            trustee(s),
                                                                                     for, of
ART               Article           FDN                Foundation        U           Under

CH                Chapter           GDN                Guardian(s)       UA          Under
                                                                                     Agreement

CUST              Custodian for     GDN HP             Guardianship      UW          Under will
                                                                                     of, Of will
                                                                                     of,

DEC               Declaration       MIN                Minor(s)                      Under last
                                                                                     will &
                                                                                     testament


====================== ===== ============================

For value received, ..................................... hereby sell, assign and transfer unto


.............. .................. ...............................................
Please print or typewrite name and address of assignee

.............. .................. ...............................................

.............. .................. ...............................................

.............. .................. ...............................................
Please insert Social Security or other identifying number of assignee

.............. .................. ............................................... of the
Preferred Units represented by the within Certificate, and do hereby irrevocably constitute and appoint the General Partner and the Registrar and Transfer Company of the Partnership, and each of them, attorney-in-fact to transfer the said Preferred Units on the books of the within-named
Partnership with full power of substitution in the premises.

Dated................................

X................................................................
                        NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME
                        AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR
                        WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.  NO
                        ASSIGNMENT OF THE PREFERRED UNITS EVIDENCED BY THIS CERTIFICATE WILL
                        BE REGISTERED ON THE BOOKS OF REGISTRAR AND TRANSFER COMPANY (THE
                        "AGENT") OR OF AMERICAN REAL ESTATE PARTNERS, L.P. (THE "PARTNERSHIP")
                        UNLESS AN APPLICATION FOR TRANSFER OF PREFERRED UNITS HAS BEEN
                        EXECUTED AND DELIVERED BY AN ASSIGNEE.  AN ASSIGNOR OF PREFERRED UNITS
                        SHALL HAVE NO DUTY TO AN ASSIGNEE WITH RESPECT TO THE REQUIREMENT OF
                        DELIVERY OF AN EXECUTED TRANSFER APPLICATION IN ORDER FOR AN ASSIGNEE
                        TO OBTAIN REGISTRATION OF TRANSFER OF THE PREFERRED UNITS.

SIGNATURE GUARANTEED BY:

...................................................
NOTICE: The signature(s) should be guaranteed by
an eligible guarantor institution (banks,
stockbrokers, savings and loan associations, and
credit unions with membership in an approved
signature guarantee medallion program),
pursuant to Rule 17Ad-15 under the Securities
Exchange Act of 1934, as amended.



                   APPLICATION FOR TRANSFER OF PREFERRED UNITS

      The undersigned (the "Applicant") hereby applies for transfer to the name of the Applicant of the Preferred Units evidenced by this Certificate.

      The Applicant (i) requests admission as a Substituted Limited Partner in the Partnership and agrees to comply with and be bound by and hereby executes the Partnership Agreement, (ii) represents and warrants that the Applicant has all right, power and authority necessary to enter into the Partnership Agreement, (iii) appoints the General Partner the Applicant's attorney-in-fact to execute, swear to, acknowledge and file any document, including the Partnership Agreement, an amendment of the Partnership Agreement, or the Certificate of Limited Partnership of the Partnership, necessary or appropriate for the Applicant's admission as a Substituted Limited Partner in the Partnership and as a party to the Partnership Agreement, (iv) makes the powers of attorney provided for in the Partnership Agreement and set forth below and
(vi) makes the waivers and gives the approvals contained in the Partnership Agreement.

      The Applicant hereby constitutes and appoints the General Partner of the Partnership (and a successor by merger, assignment, election or otherwise) and each of the General Partner's authorized officers and attorneys-in-fact, with full power of substitution as the Applicant's true and lawful agent and attorney-in-fact, with full power and authority in the Applicant's name, place and stead and for the Applicant's use or benefit to make, execute, verify, consent to, swear to, acknowledge, make oath to, publish, deliver, file and/or record in the appropriate public offices, (i) all certificates and other instruments, including, at the option of the General Partner, the Partnership Agreement and the Certificate of Limited Partnership of the Partnership and all amendments and restatements thereof, that the General Partner deems appropriate or necessary to qualify, or continue the qualification of, the Partnership as a limited partnership (or a partnership in which the Applicant has limited liability) in the State of Delaware and all jurisdictions in which the Partnership may or may intend to conduct business or own property; (ii) all other certificates, instruments and documents as may be requested by, or may be appropriate under the laws of any state or other jurisdiction in which the Partnership may or may intend to conduct business or own property;
(iii) all instruments that the General Partner deems appropriate or necessary to reflect any amendment, change or modification of the Partnership Agreement in accordance with the terms thereof; (iv) all conveyances and other instruments or documents that the General Partner deems appropriate or necessary to effectuate or reflect the dissolution, termination and liquidation of the Partnership pursuant to the terms of the Partnership Agreement; (v) any and all financing statements, continuation statements, mortgages or other documents necessary to grant to or perfect for secured creditors of the Partnership, including the General Partner and affiliates, a security interest, mortgage, pledge or lien on all or any of the Partnership assets; (vi) all instruments or papers required to continue the business of the Partnership pursuant to Article XIII of the Partnership Agreement; (vii) all instruments (including the Partnership Agreement and the Certificate of Limited Partnership and amendments and restatements thereof) relating to the admission of any partner pursuant to Article XI of the Partnership Agreement; and (viii) all other instruments as the attorneys-in-fact or any one of them may deem necessary or advisable to carry out fully the provisions of the Partnership Agreement in accordance with its terms.

      The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and not be allocated by the subsequent death, incompetency, disability, incapacity, dissolution, bankruptcy or termination of the Applicant and the transfer of all or any portion of the Applicant's interest in the Partnership and shall extend to the Applicant's heirs, successors, assigns and personal representatives.


Date

Signature of Applicant

Signature of Joint Applicant (if any)

Social Security or other taxpayer identification number of Applicant

Residence Address


      City                    State                          Zip Code


Purchase Price (including commissions, if any)

Type of Entity (check one):

       Individual                  Partnership                 Corporation

       Trust                       Tax Exempt                  Other (specify)

If the Applicant is a broker, dealer, bank, trust company, clearing corporation, other nominee holder or an agent of any of the foregoing, and is holding for the account of any other person, this application should be completed by an officer thereof, or, in the case of a broker or dealer, by a registered representative who is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or, in the case of any other nominee holder, a person performing a similar function. If the Applicant is a broker, dealer, bank, trust company, clearing corporation, nominee holder or an agent of any of the foregoing, the above certification as to any person for whom Applicant will hold the Preferred Unit shall be made to the best of the Applicant's knowledge.